UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Bristol-Myers Squibb Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Bristol-Myers Squibb Company intends to send a letter in the form hereof to certain of its stockholders beginning on April 20, 2015.

SECOND REMINDER	April 20, 2015

Dear Preferred Stockholder,

You should have received proxy materials in connection with Bristol-Myers Squibb Company’s Annual Meeting of Stockholders to be held on Tuesday, May 5, 2015. According to our records, your vote has not yet been received.   Your vote is extremely important, particularly for Proposal 5 to amend our Amended and Restated Certificate of Incorporation to remove the supermajority voting provisions applicable to Preferred Stockholders. At last year’s annual meeting, a stockholder proposal requesting the elimination of all supermajority voting provisions in our Amended and Restated Certificate of Incorporation received support from a majority of shares cast. The Board, in its continuing review of corporate governance best practices and after taking into account the stockholder vote, has determined that it is appropriate to eliminate all of the supermajority voting provisions in our Amended and Restated Certificate of Incorporation.

As stated in the proxy statement, a copy of which can be found on our website investors.bms.com, the affirmative vote of the holders of at least two-thirds of our outstanding shares of preferred stock is required to approve Proposal 5 (in addition to the affirmative vote of the holders of a majority of our outstanding shares).  You should read carefully and consider the information contained in the proxy statement.

I want to emphasize the importance of your vote. As of March 13, 2015, the record date, there were only 4,191 shares of our preferred stock outstanding.  No matter how large or small your holdings may be, we urge you to vote your shares of preferred stock today by one of the following methods:

1)             By Internet: Go to the website www.proxyvote.com, have your control number listed on the enclosed proxy card available and follow the simple instructions;

2)             By Telephone:  Call (800) 690-6903 (toll-free), have your control number listed on the enclosed proxy card available and follow the simple instructions; or

3)             By Mail: please vote, sign, date and mail the enclosed proxy card in the postage-paid envelope without delay to ensure that your vote is counted.  If you have voted by Internet or telephone, you do not need to return the proxy card.

You may receive a call from our proxy solicitor, Georgeson Inc., asking you to vote your shares.  If you have any questions on how to vote, you are strongly encouraged to contact Georgeson directly at (866) 219-9786 (toll free).

Thank you for your participation and your consideration in this extremely important matter.

Sincerely,

Lamberto Andreotti

Chief Executive Officer and

Chairman-Designate

REMEMBER:  YOUR VOTE IS IMPORTANT. PLEASE SUBMIT YOUR VOTE BY FOLLOWING THE INSTRUCTIONS DESCRIBED ABOVE BY 11:59 PM, EASTERN TIME, ON MAY 4, 2015, TO ENSURE THAT YOUR SHARES OF PREFERRED STOCK ARE REPRESENTED AT THE ANNUAL MEETING.